UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Franklyn Resources III, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(832) 274-3766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On July 28, 2006, our board of directors dismissed Comiskey & Company, P.C. (“Comiskey”) as our independent registered accounting firm and selected Rotenberg and Co., LLP (“Rotenberg”) to serve as our independent registered accounting firm for the year ending December 31, 2006. As part of Rotenberg’s engagement, Rotenberg will also audit our financial statements at December 31, 2005. At no time since its engagement has Rotenberg had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

Our financial statements at December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, and for the period from inception (March 2, 1999) to December 31, 2005 were audited by Comiskey. The audit report of Comiskey for 2005 and 2004 included a going-concern qualification and stated that our negative working capital and deficit in equity raised substantial doubt about our ability to continue as a going concern. Except for this going-concern qualification, the report on our financial statements for both 2005 or 2004 did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Comiskey during the period 2005 or 2004 or any subsequent interim period through the date of dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Comiskey’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Rotenberg served as the independent accountant for our subsidiary, Qingdau Sinogas General Machinery Corporation, a Chinese corporation, for the year ended December 31, 2005 and the period October 29, 2004 (inception) to December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Comiskey & Company, P.C.

99.1
Agreement dated July 6, 2006, by and among the Company, Barron Partners LP, the other investors named in Schedule A to the securities purchase agreement dated June 2, 2006, and IRA FBO John P. O’Shea, Pershing LLC as Custodian*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLYN RESOURCES III, INC.
(Registrant)

Date: August 9, 2006	/s/ Bo Huang
Bo Huang, Chief Executive Officer